Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-204391) on Form S-8 of Unity Bancorp Inc. of our report dated June 28, 2016, relating to our audit of the financial statements and supplemental schedule of Unity Bank Employees’ Savings and Profit Sharing Plan and Trust, which appears in this Annual Report on Form 11-K of Unity Bank Employees’ Savings and Profit Sharing Plan and Trust as of December 31, 2015.

/s/ RSM US LLP
Blue Bell, Pennsylvania
June 23, 2017